CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Insightful Solutions, Inc.
221 Sunny Ridge Lane
Minneapolis, MN

We  consent  to the use in this Registration Statement on Form SB-2 of our reports,  dated August 21, 2002,  and March 31, 2003 relating to the financial statements of Insightful Solutions, Inc. and to the reference of our firm under the heading "Experts."

/s/  Myslajek, Ltd.

Myslajek, Ltd.
St. Louis Park, Minnesota
May 14, 2003